Exhibit 99.1

ENERGY RECOVERY REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2011

THIRD QUARTER HIGHLIGHTS:
•	Recognized non-cash expense of $4.5 million related to a valuation allowance against deferred tax assets and other adjustments for income taxes
•	Initiated implementation of plant consolidation to reduce expenses beginning in 2012, with a restructuring charge of $0.5 million recorded in the current period
•	Experienced decreased revenue, margins, and income as anticipated due to ongoing market conditions
•	Validated internal production capability for nearly all ceramic components used in PX devices to complete vertical integration by the end of 2011
•	Hired three seasoned executives to drive penetration into new markets
•	Activated M&A effort to identify targets that will accelerate new market diversification and expand technological expertise
•	Launched a new product known as the PX-Q300 with a compelling value proposition at a major global tradeshow

SAN LEANDRO, Calif., November 3, 2011 (BUSINESS WIRE) -- Energy Recovery, Inc. (NASDAQ: ERII), a leader in the design and development of energy recovery devices for desalination and other industrial processes, announced today the results of its third quarter ended September 30, 2011.  With no shipments for mega projects and delayed OEM deliveries, the Company achieved net revenue of $4.9 million for the quarter, reflecting a 29% decrease as compared to the same period of last year.  Low production volume in manufacturing, coupled with a mix shift that favored smaller devices, resulted in a gross margin of 15% in the current period as compared to 34% in the third quarter of 2010.  The progressive qualification of ceramics production in California and the plant disruption associated with the closure in Michigan, both scheduled for completion by the end of this year, compounded the effects of negative operating leverage and unfavorable product mix, all of which combined to create a significant drag on margins in the current period.  The Company’s restructuring and integration activities, however, are expected to generate significant cost savings in 2012 and thereafter.

In the third quarter of 2011, the Company exhausted its potential to carry-back net operating losses within the required look-back period of three years.  Accordingly, net operating losses can no longer be applied on a look-back basis; rather, these losses must be carried forward to offset taxable income in future periods.  Consequently, the Company recorded a valuation allowance against deferred tax assets and other adjustments in the current period, with a combined value of $4.5 million, in accordance with the accounting guidance and related interpretations regarding accounting for income taxes.  Although management clearly believes in the long-term strategic direction of the Company and its future earnings potential, projected revenue and profit in subsequent years do not outweigh prior cumulative losses when assessing the need for a valuation allowance under accounting standards.

With tax adjustments of $4.5 million and restructuring costs of $0.5 million, the Company reported a net loss of $11.3 million, or ($0.22) per share, for the three months ended September 30, 2011 compared to a net loss of $3.9 million, or ($0.07) per share, for the same period of last year.  For the nine-month period in 2011, the Company reported a net loss of $16.4 million, or ($0.31) per share, compared to a net loss of $4.1 million, or ($0.08) per share for the same period of last year.

Tom Rooney, President and Chief Executive Officer, commented, “The quarterly results reflect continued sluggishness in the desalination industry, manifested plainly through decreased revenue levels and compressed margins caused by poor utilization in manufacturing along with an unfavorable product mix.  Moreover, results were further undermined by tax adjustments and restructuring costs, together totaling $5.0 million.  While the financial results, albeit anticipated, leave much room for improvement, we are making meaningful progress with respect to our strategic priorities.  Restructuring and plant consolidation are on target, vertical integration of production for all ceramic components is nearing completion, and three Product Development Managers are in place to diversify our revenue mix.  Moreover, we are actively pursuing acquisition candidates that meet our financial and strategic criteria, we successfully expanded the product portfolio through the launch of the new PX-Q300 in Australia, and the sales pipeline is shaping up to enable improved performance in 2012.  In summary, even in the context of challenging results in the third quarter of 2011, we remain highly confident in the future prospects of the Company as we conduct disciplined execution of our strategic plan.”

Forward-Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include our expectations or goals relating to the completion of vertical integration for our ceramic products in 2011, anticipated cost savings, penetration of new markets, product diversification, future M&A efforts, strategic direction, future earnings potential, and other future prospects.  Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in those forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, delays in, or cancellation of, the construction of desalination plants; risks that our product diversification, M&A, and other strategic efforts will not yield intended benefits; political unrest; the inability of our customers to obtain project financing; delays in governmental approvals; changes in end users’ budgets for desalination plants or the timing of their purchasing decisions; our ability to ship new products to meet scheduled delivery times; the global economic crisis; our ability to develop other energy recovery solutions for markets outside of desalination; and other risks detailed in the Company's filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.  For more details relating to the risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings.

Conference Call to Discuss Third Quarter 2011 Results

The conference call scheduled today at 1:30 p.m. PST will be in a "listen-only" mode for all participants other than the sell-side investment professionals who regularly follow the Company.  The toll-free phone number for the call is 888-549-7880 or local 480-629-9644, and the access code is 4481254.  Callers should dial in approximately 15 minutes prior to the scheduled start time.  A telephonic replay will be available at 800-406-7325 or 303-590-3030 (access code: 4481254) until November 17, 2011.  Investors may also access the live call or the replay over the internet at www.streetevents.com or tinyurl.com/earningscall-Nov2011.  The replay will be available approximately three hours after the live call concludes.

About Energy Recovery, Inc.

Energy Recovery, Inc. (NASDAQ: ERII) designs and develops energy recovery devices that significantly reduce energy consumption in desalination and other industrial processes.  Energy Recovery’s portfolio includes notable technologies such as the PX Pressure Exchanger™ (PX™) device, the ERI™ TurboCharger hydraulic turbine energy recovery device, and the ERI™ AquaBold™ and ERI™ AquaSpire™ high-pressure pump.  In total, Energy Recovery has more than 12,000 devices installed, helping to save an estimated 10 billion kilowatt hours of energy per year.  The company is headquartered in the San Francisco Bay Area with offices in key centers worldwide, including Madrid, Shanghai, and Dubai.  For more information about Energy Recovery, Inc., please visit www.energyrecovery.com.

Contact:
Alexander J. Buehler
Chief Financial Officer
(510) 483-7370

Unaudited Consolidated Financial Results

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net revenue	$4,933	$6,921	$21,932	$32,840
Cost of revenue	4,214	4,537	14,221	16,470
Gross profit	719	2,384	7,711	16,370
Operating expenses:
General and administrative	3,571	3,335	11,953	10,724
Sales and marketing	2,291	1,860	6,370	5,962
Research and development	726	1,252	2,626	2,943
Amortization of intangible assets	346	683	1,037	2,049
Restructuring charges	470	—	470	—
Total operating expenses	7,404	7,130	22,456	21,678
Loss from operations	(6,685)	(4,746)	(14,745)	(5,308)
Interest expense	(5)	(15)	(30)	(53)
Other non-operating income (expense), net	(127)	78	128	(21)
Loss before income taxes	(6,817)	(4,683)	(14,647)	(5,382)
Provision for (benefit from) income taxes	4,509	(833)	1,775	(1,278)
Net loss	$(11,326)	$(3,850)	$(16,422)	$(4,104)

Basic and diluted net loss per share	$(0.22)	$(0.07)	$(0.31)	$(0.08)

Shares used in computing basic and diluted net loss per share	52,636	52,447	52,602	51,923

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data and par value)
(unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$45,430	$55,338
Restricted cash	6,674	4,636
Accounts receivable, net of allowance for doubtful accounts of $48 and $44 at September 30, 2011 and December 31, 2010, respectively	3,795	9,649
Unbilled receivables, current	2,173	2,278
Inventories	9,917	9,772
Deferred income taxes	580	2,097
Prepaid expenses and other current assets	4,694	4,428
Total current assets	73,263	88,198
Restricted cash, non-current	3,952	2,244
Property and equipment, net	20,787	22,314
Goodwill	12,790	12,790
Other intangible assets, net	7,314	8,352
Other assets, non-current	2	19
Total assets	$118,108	$133,917
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,508	$1,429
Accrued expenses and other current liabilities	4,642	5,248
Income taxes payable	21	13
Accrued warranty reserve	744	1,028
Deferred revenue, current	520	2,341
Current portion of long-term debt	117	128
Current portion of capital lease obligations	98	160
Total current liabilities	7,650	10,347
Long-term debt	—	85
Capital lease obligations, non-current	24	144
Deferred income taxes	1,647	317
Deferred revenue, non-current	238	157
Other non-current liabilities	2,085	2,067
Total liabilities	11,644	13,117
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 52,643,129 and 52,596,170 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	53	53
Additional paid-in capital	114,103	112,025
Notes receivable from stockholders	(23)	(38)
Accumulated other comprehensive loss	(87)	(80)
Retained earnings (accumulated deficit)	(7,582)	8,840
Total stockholders’ equity	106,464	120,800
Total liabilities and stockholders’ equity	$118,108	$133,917